Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-147043) pertaining to the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan and the Patriot Coal Corporation Employee Stock Purchase Plan,

2.	Registration Statement (Form S-8 No. 333-157288) pertaining to the Patriot Coal Corporation 401(k) Retirement Plan, and

3.	Registration Statement (Form S-8 No. 333-178339) pertaining to the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan and the Patriot Coal Corporation Employee Stock Purchase Plan;

of our report dated February 22, 2012, except for the effects of the material weakness described in the fifth and sixth paragraphs as to which the date is May 8, 2012, on the effectiveness of internal control over financial reporting of Patriot Coal Corporation included in this Annual Report (Form 10-K/A) of Patriot Coal Corporation for the year ended December 31, 2011.

/s/ Ernst & Young LLP
St. Louis, Missouri
August 9, 2012